CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 033-65170 on Form N-1A of our reports dated May 16, 2023, relating to the financial statements and financial highlights of Core Plus Fund, Diversified Bond Fund, High Income Fund, High-Yield Fund, Multisector Income Fund (formerly Strategic Income Fund), Prime Money Market Fund, Short Duration Fund, Short Duration Inflation Protection Bond Fund, Short Duration Strategic Income Fund, and U.S. Government Money Market Fund, each a series of American Century Investment Trust, appearing in the Annual Reports on Form N-CSR of American Century Investment Trust for the year ended March 31, 2023, and to the references to us under the headings “Financial Highlights” in each of the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
July 27, 2023